EXHIBIT 5


                                  Law Offices
                        Freedman, Levy, Kroll & Simonds
                Washington Square, 1050 Connecticut Ave., N.W.
                          Washington, D.C. 20036-5366
                                (202) 457-5100

                                                             Cable "Attorneys"
                                                      Telecopier: 202-457-5151


                               September 5, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


                           Re: Infodata Systems Inc.
                               Registration Statement on Form S-3


Gentlemen:

     We are counsel to Infodata Systems Inc. (the "Company") and have represented the Company in connection with the preparation of the Registration Statement on Form S-3 being filed today with the Commission (together with all exhibits thereto, the "Registration Statement"). The Registration Statement relates to an offering by certain shareholders of the Company (the "Selling Shareholders") of up to a total of 386,342 outstanding shares of the Company's common stock, par value $.03 per share (the "Shares").

     This opinion is being delivered to the Commission as Exhibit 5 to the Registration Statement.

     We have examined (i) the Articles of Incorporation, and all amendments thereto, of the Company, certified by the Secretary of the State of the State of Virginia, (ii) the By-laws of the Company, certified by the Secretary of the Company as being those currently in effect, (iii) the Registration Statement, and (iv) such other corporate records, certificates, documents and other instruments as in our opinion are necessary or appropriate in connection with expressing the opinions set forth below.

     Based upon the foregoing, it is our opinion that the Company is a corporation duly organized and existing under the laws of the State of Virginia. Furthermore, it is our opinion that the Shares presently are legally issued, fully paid and non-assessable. Finally, it is our opinion that after the Registration Statement has become effective under the Securities Act of 1933 and the Shares


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have been sold in accordance with the Registration Statement,  the Shares will continue to be legally issued, fully paid and non-assessable.

     This firm hereby consents to the reference to it in the Registration Statement and the filing of this opinion as Exhibit 5 thereto.

                                     Sincerely,



                                     FREEDMAN, LEVY, KROLL & SIMONDS